UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 27, 2017

SCIENTIFIC GAMES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13063	81-0422894
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of principal executive offices)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

ITEM 5.07 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 27, 2017, Scientific Games Corporation (the “Company”), a Delaware corporation, held a special meeting of stockholders. At the close of business on October 17, 2017, the record date for the special meeting, there were 89,636,895 shares of Class A Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”), outstanding and entitled to vote. At the special meeting 77,127,562 shares of Company Common Stock, or approximately 86% of the eligible voting shares, were represented either in person or by proxy.

At the special meeting the stockholders voted on the following items:

Proposal 1: to adopt the Agreement and Plan of Merger dated as of September 18, 2017, between the Company and SG Nevada Merger Company, a Nevada corporation and a wholly owned subsidiary of the Company, providing for the merger of the Company with and into SG Nevada Merger Company with  SG Nevada Merger Company surviving the merger, for the sole purpose of changing the Company’s state of incorporation from Delaware to Nevada, including to approve the Charter and Bylaws of the surviving corporation.

The voting results are as follows (reflecting approximately 67% of the Company Common Stock voted and approximately 57% of the Company Common Stock outstanding voting for Proposal 1):

For	Against	Abstain
51,525,106	25,585,046	17,410

In connection with the special meeting, the Company also solicited proxies with respect to the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1. As there were sufficient votes at the time of the special meeting to approve Proposal 1, adjournment of the special meeting was not necessary or appropriate, and such proposal was not submitted to the Predecessor Registrant’s stockholders for approval at the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary

Date:  November 29, 2017